EXHIBIT 99

NEWS RELEASE

FOR FURTHER INFORMATION, CONTACT:

David G. Kreher                 Fred A. Nielson               Al Palombo
Chief Operating Officer         Investor Relations            Cameron Associates
(636) 537-9715                  (636) 733-1314                212-554-5488

           Reliv International Posts 34 Percent Increase in Net Sales,
                   32 Percent Growth in Net Profit for 2Q 2004

FOR IMMEDIATE RELEASE

CHESTERFIELD, MO, August 4, 2004 -- Reliv International, Inc. (Nasdaq/NM -
RELV), an international manufacturer and network marketer of nutritional supplements and other food technology products, today announced its results of operations for the three months ending June 30, 2004 and for the first half of the year.

Reliv's worldwide net sales grew 34 percent during the second quarter of 2004, reaching $23.89 million - compared to sales of $17.77 million in 2Q 2003. Net income available to common shareholders rose 32 percent to $1.2 million, or $0.08 per share basic ($0.07 per share diluted) in the second quarter, up from earnings of $909,000, or $0.06 per share basic ($0.05 per share diluted) in 2Q 2003. The 2003 earnings per share have been adjusted for the five-for-four stock split declared in September, 2003.

For the first half of 2004, Reliv generated a 30 percent increase in net sales, to $47.37 million, compared to $36.44 million during the first six months of 2003. Net income available to common shareholders reached $2.83 million - or $0.19 per share basic ($0.17 per share diluted). This represents a 50 percent increase over the earnings results produced during the first half of 2003.

The company continues to experience strong growth in the United States, its largest geographic market. Net sales in the U.S. advanced 34 percent in 2Q 2004 compared to the same period last year. Reliv also posted positive results in most of its international markets, with solid growth in Malaysia, the United Kingdom, Canada, Australia and New Zealand leading to a 37 percent improvement in international net sales during 2Q 2004 compared to the prior-year period.

Robert L. Montgomery, President and Chief Executive Officer of Reliv, said, "It's gratifying to see our strong performance continue. For nine quarters in a row now, we've generated sales growth of at least 20 percent in the United States, our largest market. That's a tribute both to the effectiveness and enthusiasm of our network of independent distributors - and to our own focus on the fundamentals of our business."

                                   -- MORE --


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

Reliv International, Inc.
ADD ONE

According to Mr. Montgomery, Reliv's distributor recruitment activities are faring well in 2004 - with enrollments up 35 percent worldwide in the second quarter compared to the prior-year performance. New enrollments in Malaysia - where the company opened for business last September - and a 20 percent growth in sponsorships in the US set the pace for the company during the period, he said.

Reliv International, Inc., based in suburban St. Louis, manufactures and distributes several lines of food products, including nutritional and fiber supplements, diet management products, functional foods, sports drink mixes and a line of premium skin care products. Its proprietary product lines include an extensive line of soy-based products. Reliv International's common stock trades on The Nasdaq Stock Market(R) under the symbol RELV.

The Company will host a conference call to discuss the second quarter and first half earnings with institutional investors at 1:00 p.m. Eastern Daylight Time on August 4, 2004. A dial-in replay of this call will be available for 72 hours by telephone from 3:00 p.m. Eastern by calling 800-642-1687 and using conference code 9040257. A live webcast of this call will be available through the Investor Relations section of the Company's Web site, http://www.reliv.com/us/investor. An online archive of the broadcast will be available on the Company's Web site in the Investor Relations section twenty four hours after the call concludes. Please access the web site at least 15 minutes before the scheduled conference call to register.

NOTE: Any statement released by Reliv International, Inc. that is forward looking is made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Editors and investors are cautioned that forward-looking statements involve risk and uncertainties that may affect the Company's business prospect and performance. This includes economic, competitive, governmental, technological and other factors described in the Company's filings with the SEC on forms 10-K and 10-Q.

                        -- FINANCIAL HIGHLIGHTS FOLLOW -

Reliv International, Inc. and Subsidiaries
ADD TWO

Consolidated Balance Sheets

                                                          June 30        December 31
                                                           2004             2003
                                                       -----------------------------
                                                       (Unaudited)
Assets

Current Assets:
  Cash and cash equivalents                            $  7,409,656     $  7,902,508
  Accounts and notes receivable, less allowances of
    $7,600 in 2004 and $8,600 in 2003                       647,604          751,887
  Accounts due from employees and distributors              117,306           72,846
  Inventories                                             6,049,703        4,670,319
  Other current assets                                    1,355,679        1,024,103
                                                       -----------------------------
Total current assets                                     15,579,948       14,421,663

Other assets                                              1,109,257          793,091
Accounts due from employees and distributors                195,963           52,291
Net property, plant and equipment                        10,244,778        9,413,871
                                                       -----------------------------
Total Assets                                           $ 27,129,946     $ 24,680,916
                                                       =============================

Liabilities and Stockholders' Equity

Total current liabilities                                 9,170,382        7,165,368
Long-term debt, less current maturities                   3,599,128        3,700,138
Deferred income taxes                                        77,000           77,000
Other non-current liabilities                               885,200          666,032
Stockholders' equity                                     13,398,236       13,072,378
                                                       -----------------------------

Total Liabilities and Stockholders' Equity             $ 27,129,946     $ 24,680,916
                                                       =============================

Consolidated Statements of Operations

                                                        Three months ended June 30          Six months ended June 30
                                                           2004             2003             2004             2003
                                                       -----------------------------     -----------------------------
                                                        (Unaudited)      (Unaudited)      (Unaudited)      (Unaudited)
Sales at Retail                                        $ 34,280,799     $ 25,407,802     $ 68,139,940     $ 52,263,966
  Less Distributor allowances on product purchases       10,389,594        7,641,155       20,770,903       15,825,869
                                                       -----------------------------     -----------------------------

Net Sales                                                23,891,205       17,766,647       47,369,037       36,438,097

Costs and expenses:
  Cost of products sold                                   4,000,626        3,008,695        7,854,905        6,316,413
  Distributor royalties and commissions                   9,562,686        6,914,507       18,883,076       14,169,705
  Selling, general and administrative                     8,314,261        6,321,793       15,835,211       12,692,777
                                                       -----------------------------     -----------------------------
Total Costs and Expenses                                 21,877,573       16,244,995       42,573,192       33,178,895
                                                       -----------------------------     -----------------------------
Income from operations                                    2,013,632        1,521,652        4,795,845        3,259,202

Other income (expense):
  Interest income                                            27,883           24,162           48,353           39,904
  Interest expense                                          (46,671)         (69,961)        (111,902)        (138,008)
  Other income\expense                                        8,023           84,187           22,218           61,504
                                                       -----------------------------     -----------------------------
Income before income taxes                                2,002,867        1,560,040        4,754,514        3,222,602
Provision for income taxes                                  802,000          629,000        1,912,000        1,314,000
                                                       -----------------------------     -----------------------------
Net Income                                                1,200,867          931,040        2,842,514        1,908,602
Preferred dividends accrued and paid                             --           22,500           12,292           22,500
                                                       -----------------------------     -----------------------------
Net income available to common shareholders            $  1,200,867     $    908,540     $  2,830,222     $  1,886,102
                                                       =============================     =============================
Earnings per common share - Basic                      $       0.08     $       0.06     $       0.19     $       0.13
                                                       =============================     =============================
  Weighted average shares                                15,393,000       14,953,000       15,285,000       14,958,000
                                                       =============================     =============================
Earnings per common share - Diluted                    $       0.07     $       0.05     $       0.17     $       0.11
                                                       =============================     =============================
  Weighted average shares                                17,389,000       17,085,000       16,976,000       16,877,000
                                                       =============================     =============================

                                    ** 30 **


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